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                                    EXHIBIT 5

                                February 9, 2001



MICROTEST, INC.
4747 North 22nd Street
Phoenix, AZ 85016

         Re: Non-Qualified Stock Option Agreements between Microtest, Inc. (the "Company") and certain Microtest, Inc. employees and directors

Ladies and Gentlemen:

         We have acted as counsel to the Company in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to 98,200 of the Company's Common Stock, $.001 par value (the "Shares") issuable pursuant to options granted in connection with the above-referenced agreements. It is our opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

         2. The Shares, when issued and sold in accordance with the terms of each agreement, will be validly issued, fully paid, and non-assessable.

         In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

                  (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

                  (ii) the accuracy, completeness, and genuineness of all representations and certifications with respect to factual matters, made to us by officers of the Company and public officials; and

                  (iii)    the accuracy and completeness of Company records.

         The opinions expressed herein are limited solely to the laws of the State of Delaware. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

         The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law
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be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            SNELL & WILMER L.L.P.

                                            /s/ Snell & Wilmer L.L.P.